Exhibit 10.3
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”), is made and entered into effective as of the _24th_ day of _November_, 2008, by and between PARK CITY GROUP, INC., a Nevada corporation (“Debtor”), and U.S. BANK NATIONAL ASSOCIATION (“Secured Party”).

R E C I T A L S:

A. Debtor has applied to Secured Party for a revolving line of credit (the “Loan”) in the maximum line amount of THREE MILLION DOLLARS ($3,000,000.00).

B. Secured Party has committed to make the Loan, conditioned in part, upon the security provided in this Agreement.

NOW, THEREFORE, in consideration of Secured Party making the Loan to Debtor, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Secured Party and Debtor agree as follows:

ARTICLE I
DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Agreement shall have the meanings set forth below.  To the extent not defined in this Article I, unless the context otherwise requires, all other terms contained in this Agreement shall have the meanings attributed to them in the Utah enactment of the Uniform Commercial Code, Chapter 9a, Title 70A, Utah Code Annotated (1953), as amended (the “UCC”), to the extent the same are used or defined therein.

“Collateral” means all of the following items of personal property now owned or hereafter acquired by Debtor:  (1) accounts and all cash and noncash proceeds thereof; and (2) the deposit accounts and the interest accrued thereon that are pledged to Lender by Borrower, Riverview and the Guarantor (as those terms are defined in the Loan Agreement) under the terms of the Assignments of Deposit Accounts executed and delivered by Riverview and the Guarantor in favor of Lender to secure payment of Borrower’s obligations under the Loan.

“Event of Default” means the occurrence and continuance of any of the events specified in Section 5.1 of this Agreement.

“Loan Agreement” means the Revolving Credit Agreement, dated the same date as this Agreement, between Secured Party, as lender, and Debtor, as borrower, pursuant to which Lender agrees to advance the Loan to Debtor.

“Loan Documents” means this Agreement, the Loan Agreement, the Note, the Guaranty executed in favor of Secured Party, Uniform Commercial Code Financing Statements and all other documents evidencing or securing the Loan as described in the Loan Agreement.

“Note” means the Promissory Note (Revolving Line of Credit), dated the same date as this Agreement, in the maximum line amount of THREE MILLION DOLLARS ($3,000,000.00), executed by Debtor, as maker, in favor of Secured Party, as payee, to evidence Debtor’s obligations under the Loan.

“Obligations” means:  (1) all indebtedness, obligations and liabilities of Debtor or others to Secured Party of every kind and description, arising out of or in any manner connected with the Loan, as evidenced and secured by any of the Loan Documents, whether direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or account they may be evidenced, or whether evidenced by any instrument, agreement or account, including, without limitation, all loans (including any loan by renewal or extension); (2) all interest, taxes, fees, charges, expenses and attorney fees chargeable to Debtor or incurred by Secured Party under this Agreement or any of the Loan Documents; (3) the repayment of all amounts that Secured Party may advance or spend to maintain or preserve any of the Collateral; (4) all amounts owed under any modification, renewal or extension of any of the foregoing obligations; and (5) any of the foregoing that arises after the filing of a petition in, by or against Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

ARTICLE II

GRANT OF AND PERFECTION OF SECURITY INTEREST

2.1 Grant of Security Interest.  Debtor hereby pledges, assigns and transfers to Secured Party, and grants to Secured Party, a continuing security interest in and to all of the Collateral, to secure the payment and performance of the Obligations and each and every obligation, liability and undertaking of Debtor or others under the Loan Documents, together with all subsequent advances made, expenditures authorized and additional payments provided for in the Loan Documents.

2.2 Perfection of Security Interest.  In connection with the perfection of the security interests granted in this Agreement:

(a) Debtor authorizes Secured Party to file a financing statement describing the Collateral and any continuation statements necessary to maintain perfection of Secured Party’s security interests hereunder;

(b) Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Secured Party chooses to perfect Secured Party’s security interest by taking possession of the Collateral, in addition to the filing of a financing statement; and

(c) Where the Collateral is in possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Debtor hereby represents and warrants to Secured Party as follows:

3.1 Ownership, Authority.  Except as otherwise disclosed to Secured Party in writing prior to the date of this Agreement, Debtor is, or upon acquisition thereof shall become, the owner of the Collateral.  Debtor possesses all requisite power and authority to execute and deliver this Agreement and to grant to Secured Party a valid security interest in the Collateral as provided in this Agreement.

3.2 No Other Security Interests.  Except as otherwise disclosed to Secured Party in writing prior to the date of this Agreement, no financing statement covering the Collateral, or any portion thereof, has been filed with any filing officer, and the Collateral is free from any adverse liens, security interests, rights of setoff, claims or encumbrances of any kind.

3.3 Loan Documents Binding.  This Agreement and the other Loan Documents requiring the signature of Debtor have been duly authorized, executed, acknowledged and delivered, as appropriate, by Debtor.  This Agreement and the other Loan Documents constitute valid and legally binding obligations of Debtor.

3.4 Tradenames, Name Changes, Mergers.  Except as previously disclosed to Secured Party in writing, Debtor utilizes no tradenames in the conduct of Debtor’s business, has not changed its name, been the surviving entity in a merger, or acquired all or substantially all of the assets of any other business.

3.5 Information Accurate.  All information, including the name of Debtor, type of organization, jurisdiction of organization, chief executive office, and (for individuals only) principal residence are as set forth in the Article 9 Certificate executed by Debtor and delivered to Secured Party in connection with the Loan and are true and correct on the date of this Agreement.

3.6 Accounts.  Each account and general intangible included in the Collateral is genuine and enforceable in accordance with its terms and no such account or general intangible is subject to any claim for credit, allowance or adjustment by any account debtor or any setoff, defense or counterclaim.

3.7 No Misrepresentations or Omissions.  No representation, warranty or statement by Debtor contained in this Agreement or in any of the other Loan Documents contains, or at the time of delivery shall contain, any untrue statement of material fact, or omits, or shall omit at the time of delivery, to state a material fact necessary to make it not misleading.

ARTICLE IV

GENERAL COVENANTS

4.1 No Further Encumbrances.  Debtor shall not further mortgage, pledge, grant or permit to exist a security interest in, or lien or encumbrance on, any of the Collateral, without the prior written consent of Secured Party.

4.2 Right to Inspect.  Debtor shall permit Secured Party, through Secured Party’s authorized attorneys, accountants and representatives, at all reasonable times, to inspect and examine the Collateral and the books, accounts, records and ledgers of every kind and description of Debtor pertaining to the Collateral.

4.3 Payment of Obligations and Preservation of Rights.  Debtor shall pay the Obligations, and all principal, interest, costs, expenses and other sums associated therewith, as and when they become due.  In addition, Debtor shall take all necessary steps to preserve its rights against all parties with respect to all of the Collateral.  In the event Debtor fails to make any payments required or which Secured Party reasonably deems advisable to protect, maintain or preserve the Collateral, or Secured Party’s security interest therein, Secured Party may, but shall not be obligated to, advance funds for the same.  Any such advances, including, without limitation, reasonable attorney fees and costs incurred by Secured Party, shall be part of the Obligations and shall be immediately payable with interest thereon from the date advanced by Secured Party at the then current rate under the Note, if the Loan is not otherwise in default.  After a default under the Loan, interest shall accrue on any such advance at the default rate of interest specified in the Note.

4.4 Payment of Taxes and Assessments.  Debtor shall pay or deposit promptly when due all sales, use, excise, personal property, income, withholding, franchise and other taxes, assessments and governmental charges upon or relating to Debtor’s ownership or use of any of the Collateral, and shall, upon demand by Secured Party, submit to Secured Party evidence satisfactory to Secured Party that such payments or deposits have been made.

4.5 Further Assurances.  Debtor shall at any time and from time to time upon request of Secured Party, execute and deliver to Secured Party, in form and substance satisfactory to Secured Party, such documents as Secured Party shall deem necessary to perfect or maintain perfected the security interest of Secured Party in the Collateral, or which may be necessary to comply with the provisions of the law of the State of Utah or the law of any other jurisdiction in which Debtor may then be conducting Debtor’s business or in which any of the Collateral may be located.

4.6 Licenses and Permits.  Debtor shall keep in effect all licenses, permits and franchises required by law or contract relating to Debtor’s business, property or the Collateral, and shall pay when due all fees and other charges pertaining thereto.

4.7 Waste and Misuse.  Debtor shall not waste or destroy the Collateral or any part thereof or any document or record evidencing the same.  In addition, Debtor shall not misuse, cancel or in any way use or dispose of any of the Collateral unlawfully or contrary to the provisions of this Agreement.

4.8 Evidence of Title.  Upon demand by Secured Party, Debtor shall deliver to Secured Party any and all evidence of title to any and all of the Collateral.

4.9 No Disposition of Collateral.  Secured Party does not authorize and Debtor shall not:  (a) sell or lease any of the Collateral, other than in the normal course of business; (b) license any of the Collateral; or (c) grant any other security interest in any of the Collateral.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1 Events of Default.  The occurrence and continuance of any of the following shall constitute an Event of Default under this Agreement:

(a) The occurrence and continuance of an event of default, as defined in the Loan Agreement.

(b) Except in the ordinary course of business, any material deterioration or impairment of any of the Collateral or any material decline or depreciation in the market value thereof (other than such deterioration, impairment, decline or depreciation as is caused by normal use or the passage of time) which, in the reasonable judgment of Secured Party, causes the value or character of the Collateral to become substantially insufficient as security for the Obligations.

(c) The transfer by Debtor of any interest in any part of the Collateral without the prior written consent of Secured Party, except in the ordinary course of business.

(d) The taking of possession of any substantial part of the property of Debtor at the instance of any governmental authority.

(e) Any warranty, representation or statement made by Debtor in this Agreement or made or furnished to Secured Party by or on behalf of Debtor in connection with this Agreement proves to be or to have been false in any material respect when made or furnished.

(f) The breach by Debtor of any covenant made by Debtor in this Agreement.

5.2 Notice.  Unless otherwise expressly provided by the terms of this Agreement, or the other Loan Documents, if an Event of Default shall occur, Secured Party shall give written notice of such occurrence to Debtor in the manner described in Section 6.8 of this Agreement.

5.3 Remedies.  In the event that any Event of Default shall occur and continue after any required notice and lapse of any applicable grace period, all of the obligations of Secured Party under this Agreement and the other Loan Documents shall cease and terminate, and Secured Party, shall have the following remedies:

(a) Secured Party may declare the Obligations immediately due and payable, without further notice, protest, presentment or demand, all of which are hereby expressly waived by Debtor.

(b) Upon the occurrence and continuance of any Event of Default, Secured Party shall have the right to pursue any of the following remedies separately, successively or simultaneously:

(1) File suit and obtain judgment against Debtor.  In conjunction with any such action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment against the Collateral.

(2) Take possession of any Collateral not then in Secured Party’s possession without demand and without legal process.  Upon Secured Party’s demand, Debtor shall assemble and make the Collateral available to Secured Party as Secured Party may direct.  Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where the Collateral may be located.

(3) Without taking possession of the Collateral, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

(4) Pursue any remedy available to Secured Party under the terms of the Term Loan Documents.

(c) For purposes of this Section 5.3, Debtor hereby appoints Secured Party as Debtor’s true and lawful attorney-in-fact, coupled with an interest, with power to:

(1) Endorse the name of Debtor upon any instruments of payment, including, without limitation, payments made under any policy of insurance, that may come into possession of Secured Party in full or in part payment of any of the Obligations;

(2) At Secured Party’s option, take such action as deemed necessary by Secured Party to cure a default by Debtor or to enforce Debtor’s rights under any document or agreement affecting Debtor’s right, title and interest in and to the Collateral, whether superior or inferior to Secured Party’s security interest therein; and

(3) Sell, assign, sue for, collect or compromise payment of all or any part of the Collateral in the name of Debtor or in the name of Secured Party or make any other disposition of Collateral, or any part thereof, which disposition may be for cash, credit or any combination thereof.

For purposes of the foregoing, Debtor hereby grants to Secured Party as Debtor’s attorney-in-fact, full power to do any and all things necessary to be done in and about the premises as fully and effectively as Debtor might or could do but for this appointment.  In addition, Debtor hereby grants to Secured Party as Debtor’s attorney-in-fact, full power to do any and all things necessary to be done in and about the premises as fully and effectively as Debtor might or could do but for this appointment.  This power of attorney shall be irrevocable so long as any of the Obligations remains outstanding.

(d) Secured Party shall have, in addition to any other rights and remedies contained in this Agreement and any of the other Loan Documents, all of the rights and remedies of a secured party under the UCC in force as of the date of this Agreement or as the same may be amended hereafter, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by law.

5.4 Disposition of Collateral.  Any disposition of the Collateral following the occurrence and continuance of an Event of Default shall be subject to the following:

(a) Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.  The requirements of commercially reasonable notice shall be met if notice is sent to Debtor at least ten (10) days before the time of the intended sale or disposition.

(b) Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale.

(c) Secured Party shall not be required to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor.  Debtor waives any right Debtor may have to require Secured Party to pursue any third person for any of the Obligations.

(d) Secured Party may comply with any applicable state or federal requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral.

(e) In the event Secured Party purchases any of the Collateral, Secured Party may pay for the Collateral by crediting some or all of the Obligations of Debtor against the purchase price.

(f) Secured Party shall not be required to marshal any assets in favor of Debtor, or against or in payment of the Note, any of the other Obligations or any other obligation owed to Secured Party by Debtor or by any other person.

ARTICLE VI

MISCELLANEOUS

6.1 Amendments.  Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by Secured Party and Debtor.

6.2 Binding Effect.  This Agreement shall be binding upon Debtor and Debtor’s successors and assigns.  This Agreement shall inure to the benefit of Secured Party, and Secured Party’s successors and assigns.

6.3 Waivers.  The failure at any time or times hereafter by Secured Party to require strict performance by Debtor of any of the undertakings, agreements or covenants contained in this Agreement shall not waive, affect or diminish any right of Secured Party hereunder to demand strict compliance and performance therewith.  Any waiver by Secured Party of any Event of Default under this Agreement shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements or covenants of Debtor under this Agreement shall be deemed to have been waived by Secured Party, unless such waiver is evidenced by an instrument in writing signed by an authorized officer or official of Secured Party and directed to Debtor specifying such waiver.

6.4 Indemnification.  Debtor shall indemnify and hold Secured Party harmless from and against any and all liabilities, losses, costs, damages or expenses which might be incurred pursuant to or because of the Collateral or by reason of this Agreement and from any and all claims whatsoever (other than Secured Party’s own negligence or willful misconduct) which may be asserted against Secured Party by reason of any alleged obligations or undertakings of Secured Party to perform or discharge any of the terms, covenants or agreements contained in this Agreement.  Should Secured Party incur any such liability pursuant to or because of the Collateral or under or by reason of this Agreement or in defense of any such claims or demands, the amounts thereof, including costs, expenses and reasonable attorney fees, shall be secured hereby and Debtor shall reimburse Secured Party therefor immediately upon demand.

6.5 Severability.  If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

6.6 Actions.  Secured Party shall have the right, but not the obligation, to commence, appear in and defend any action or proceeding which might affect Secured Party’s security, rights, duties or liabilities relating to the Property or this Agreement.

6.7 Interpretation.  Whenever the context shall require, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders.  The article and section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

6.8 Notices.  Except as otherwise provided in this Agreement or in any Loan Document, whenever Secured Party or Debtor desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any other Loan Document, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier, by facsimile, or by mail, postage prepaid, addressed as follows:

If to Secured Party, to:                      U.S. Bank National Association
1514 Park Avenue
P.O. Box 680277
Park City, Utah 84068
Attn:                      Isaac Allen
Facsimile No. (435) 647-3735

If to Debtor, to:                                 Park City Group, Inc.
3160 Pinebrook Road
Park City, Utah 84098
Attn:                      Randall K. Fields
Facsimile No. (435) 645-2010

Any notice delivered personally or by courier shall be deemed to have been given when delivered.  Any notice sent by facsimile shall be presumed to have been received on the date transmitted.  Any notice sent by mail shall be presumed to have been received five (5) business days after deposit in the United States mail, with postage prepaid and properly addressed.  Any party may change its address by giving notice to the other party of its new address in the manner provided above.

6.9 Governing Law.  This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws.

6.10 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

6.11 Termination.  This Agreement shall terminate upon the full and complete performance and satisfaction by Debtor of all of the Obligations.

DATED effective as of the date first above written.

DEBTOR:

PARK CITY GROUP, INC., a Nevada corporation

By: /s/ Randall Fields
RANDALL K. FIELDS, CEO

SECURED PARTY:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Isaac Allen
Title: Relationship Manager